Exhibit 99.8

PROVINCE OF BRITISH COLUMBIA

U.S.$5,000,000,000

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

FISCAL AGENCY AGREEMENT

Dated as of April 23, 2026

PROVINCE OF BRITISH COLUMBIA

FISCAL AGENCY AGREEMENT dated as of April 23, 2026, between the Province of British Columbia (the “Province”) and The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York acting pursuant to its appointment under Section 2 of this Agreement (the “Fiscal Agent”, which term includes any successor Fiscal Agent appointed in accordance with this Agreement).

1.             Underwriting Agreement. The Province entered into an underwriting agreement dated as of April 16, 2026, with the representatives of the several underwriters named therein, providing for the issue and sale by the Province of U.S.$5,000,000,000 aggregate principal amount of its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”).

2.             Appointment of Fiscal Agent and Paying Agents. (a) The Province hereby appoints the Fiscal Agent, at present having its principal corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286, in the Borough of Manhattan, the City and State of New York, as fiscal agent, registrar, transfer agent and principal paying agent of the Province for the Bonds, upon the terms and subject to the conditions set forth in this Agreement, and the Fiscal Agent accepts such appointment.

(b) The Province may from time to time appoint one or more additional agents (hereinafter called a “Paying Agent” or the “Paying Agents”) for the payment (subject to applicable laws and regulations) of the principal of and interest and Additional Amounts (which term shall mean the same herein as defined in the terms and conditions of the Bonds), if any, on the Bonds at such place or places as the Province may determine. Any such Paying Agent or Paying Agents appointed by the Province will have the benefit of and be subject to the provisions of this Agreement to the same extent as the Fiscal Agent in its capacity as principal paying agent. The Province may at any time terminate the appointment of any Paying Agent; provided that if definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Province will appoint and maintain a Paying Agent in Luxembourg. Upon the appointment of a Paying Agent in Luxembourg and in the event of a change in such Paying Agent in Luxembourg, notice will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. The Province will keep the Fiscal Agent informed as to the name, address, and telephone and facsimile numbers of each Paying Agent appointed by it and will notify the Fiscal Agent of the resignation or removal of any Paying Agent. The Fiscal Agent shall arrange with each Paying Agent for the payment, as provided herein, of the principal of and interest and Additional Amounts, if any, on the Bonds on terms approved by the Province (further references herein to principal and interest shall be deemed to also refer to any Additional Amounts).

3.             Form. (a) The Bonds shall initially be issued in the form of ten fully registered global certificates without coupons (such registered global certificates and any registered global certificate or certificates issued upon any transfer or exchange thereof or in replacement therefor are hereinafter referred to as the “Global Bonds”). The Global Bonds shall initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) and held by The Bank of New York Mellon as custodian for DTC. As long as DTC or its nominee is the registered holder of the Global Bonds, DTC or its nominee, as the case may be, will be considered the sole owner and registered holder of the Bonds (“registered holder” and such holders collectively, the “registered holders”) for all purposes under this Agreement and the Global Bonds. Neither the Province nor the Fiscal Agent will have any responsibility or liability for any aspect of the records relating to or payments made by DTC or any DTC direct or indirect participant, including CDS Clearing and Depository Services Inc., Clearstream Banking S.A. and Euroclear Bank SA/NV, on account of beneficial ownership interests in the Global Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Except as provided in Section 6, owners of beneficial interests in the Global Bonds will not be entitled to have Bonds registered in their names, will not receive or be entitled to receive Bonds in definitive registered form and will not be considered registered holders under this Agreement. The Global Bonds will be substantially in the form attached hereto as Exhibit 1.

(b)            All Bonds (including the Global Bonds) shall be signed and countersigned on behalf of the Province, manually or in facsimile, by its authorized officials, and may be sealed with the manual or facsimile seal of its Ministry of Finance. In the event that any official of the Province who shall have signed or countersigned or whose facsimile signature or countersignature shall appear upon any of the Bonds shall cease to hold such office before the Bonds so signed shall actually have been authenticated, registered or delivered, such Bonds nevertheless may be authenticated, registered and delivered with the same force and effect as though such person who signed or countersigned such Bonds had not ceased to be such official of the Province. For the purposes of this Section, “facsimile” includes by engraving, lithography, printing or electronic means.

4.             Authentication. The Fiscal Agent shall, upon receipt of Bonds duly executed on behalf of the Province together with a written order or orders from the Province to authenticate and deliver such Bonds in a stated aggregate principal amount, (i) authenticate and register not more than the said aggregate principal amount of Bonds and deliver them in accordance with the written order or orders of the Province and (ii) thereafter authenticate, register and deliver Bonds in accordance with the provisions of Sections 5, 6 and 8. The total amount of the Bonds to be issued and outstanding at any time, whether in the form of Global Bonds or Bonds in definitive registered form issued in exchange for the Global Bonds, shall not exceed U.S.$5,000,000,000 in aggregate principal amount (or such lesser amount as may be determined in accordance with Section 9(d)), plus the aggregate principal amount of any additional bonds issued by the Province pursuant to any supplement hereto in accordance with Section 15.

5.             Registration, Transfers and Exchanges. (a) The Fiscal Agent, as agent of the Province for such purpose, shall at all times keep at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”) a register (the “Register”) for the initial registration and registration of transfers and exchanges of Bonds, in which shall be entered the names and addresses of the registered holders and the principal amount of and other particulars of the Bonds held by them. Subject to Section 6, upon surrender for registration of transfer of any Bond at the Fiscal Agent’s Office, the Fiscal Agent shall authenticate, register and deliver, in the name of the transferee or transferees, a new Bond or Bonds for a like aggregate principal amount in accordance with the provisions of the Bonds. Subject to Section 6, upon surrender of any Bond at the Fiscal Agent’s Office for exchange the Fiscal Agent shall authenticate, register and deliver, in exchange for such Bond, a new Bond or Bonds of the appropriate authorized denomination or denominations and for a like aggregate principal amount in accordance with the provisions of the Bonds. The Province and the Fiscal Agent shall not be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange.

(b)            All new Bonds authenticated and delivered by the Fiscal Agent upon registration of transfer or in exchange for Bonds of other denominations shall be dated so that neither gain nor loss of interest shall result from such registration of transfer or exchange.

(c)            All Bonds presented or surrendered for registration of transfer, exchange or payment shall be accompanied by a written instrument or instruments of transfer in a form satisfactory to the Fiscal Agent, which form shall be in accordance with the prevailing United States transfer regulations and practices and duly executed by the registered holder or its duly authorized attorney.

(d)            The Fiscal Agent shall not impose any service charge on the registered holder for any such registration of transfer or exchange of Bonds other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates; however, the Province may require of the party requesting such transfer or exchange, as a condition precedent to the exercise of any right of transfer or exchange contained in this Agreement or in the Bonds, the payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith. In addition, owners of beneficial interests in the Bonds may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such interests are held with the clearing systems.

(e)            The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

(f)            The Fiscal Agent shall not be required to register any transfer or exchange of Bonds during the period from any Record Date to the next following Interest Payment Date and for the purposes of any interest payment made on an Interest Payment Date in accordance with Section 7(b) or (c), such payment shall be made to those persons in whose names the Bonds are registered at the close of business on the Record Date. In this Agreement, the terms “Interest Payment Date” and “Record Date” will bear the meanings ascribed to them in the Bonds.

6.             Special Provisions Relating to the Global Bonds. (a) Unless a Global Bond is presented by an authorized representative of DTC to the Province or the Fiscal Agent for registration of transfer, exchange or payment, and any replacement Global Bond issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by such authorized representative), any transfer, pledge or other use of the Global Bond for value or otherwise shall be wrongful since the registered holder thereof has an interest therein.

(b)           Except as provided in this Section 6, Bonds will not be issued in definitive registered form. If at any time DTC notifies the Province that it is unwilling or unable to continue as depositary for the Global Bonds or if at any time DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, or otherwise ceases to be eligible to be a depositary or clearing agency, the Province shall appoint a successor depositary or clearing agency with respect to the Global Bonds. If a successor depositary or clearing agency for the Global Bonds is not appointed by the Province within 90 days after the Province receives such notice or becomes aware of such ineligibility, the Province shall execute Bonds in definitive registered form, and the Fiscal Agent, upon receipt thereof, shall authenticate and deliver such Bonds in definitive registered form without coupons, in minimum denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an aggregate principal amount equal to the aggregate principal amount of the Global Bonds as of the exchange date.

(c)           The Province may at any time and in its sole discretion determine not to have any of the Bonds held in the form of the Global Bonds. In such event, the Province shall execute Bonds in definitive registered form without coupons, in minimum denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an aggregate principal amount equal to the aggregate principal amount of the Global Bonds as of the exchange date, and the Fiscal Agent, upon receipt thereof, shall authenticate such Bonds in definitive registered form and deliver them in accordance with this section.

(d)            Upon the exchange of the Global Bonds for Bonds in definitive registered form, the Fiscal Agent shall cancel such Global Bonds and shall reduce the holdings of Cede & Co., or such other nominee of DTC as may be the registered holder at the time, on the Register to nil. Bonds in definitive registered form issued in exchange for the Global Bonds pursuant to this section shall be registered in such names as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Fiscal Agent or the Province. The Fiscal Agent shall deliver such Bonds in definitive registered form to or as directed by the persons in whose names such definitive registered Bonds are so registered and shall direct all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof on or after such exchange regardless of whether such exchange occurred after the Record Date for such payment.

(e)           All Bonds in definitive registered form issued upon the exchange of the Global Bonds shall be valid obligations of the Province, evidencing the same debt, entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to the Global Bonds) as the Global Bonds surrendered upon such exchange.

(f)            The Global Bonds may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

(g)            In the event definitive Bonds are issued and for so long as Bonds in definitive registered form are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of such exchange require, the Province will appoint and maintain a transfer and paying agent in Luxembourg and notice of such appointment will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com.

7.             Payment. (a) The Province will pay to the Fiscal Agent, in immediately available funds, in United States dollars, to an account to be specified by the Fiscal Agent, on the day on which the same shall become due (or the next succeeding Business Day if such due date falls upon a day which is not a Business Day), all amounts to be paid on the Bonds for principal and interest on that date as required by the terms of the Bonds. The Province hereby authorizes and directs the Fiscal Agent, from the funds so paid to it, to make payment of the principal and interest in respect of the Bonds in accordance with their terms and the provisions set forth below. For the purposes of this Section 7(a), “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close. If the Bonds have been issued in definitive form and a date for payment is a Business Day, but is a day on which any Paying Agent is closed at the applicable place of payment, a registered holder will not be entitled to payment at such location until the next succeeding day other than a Saturday or Sunday on which banking institutions in such place of payment are not authorized or obligated by law or regulation to be closed and no further interest shall be paid in respect of the delay in such payment.

(b)           Payment of principal and interest on the Global Bonds shall be made by the Fiscal Agent to Cede & Co., as nominee of DTC, in accordance with the regular procedures established from time to time by DTC and the Fiscal Agent.

(c)            Payment of principal in respect of Bonds in definitive registered form issued pursuant to Section 6 shall be made at the Fiscal Agent’s Office. Payment of interest due on an Interest Payment Date will be made by sending by post or otherwise delivering a cheque to the registered addresses of registered holders, or, at the option of the Province if requested by a registered holder, otherwise transferring funds to such registered holder. Such cheque shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of that one of such joint holders whose name stands first in the Register as one of such joint holders. In the case of payments of interest due on an Interest Payment Date, the Fiscal Agent shall mail or otherwise deliver such cheques to the names and addresses of registered holders sufficiently in advance of the relevant due date for payment that receipt of such cheques by registered holders on or before the relevant due date is reasonably assured. In the case of payments of interest due on a Redemption Date (which term shall mean the same herein as defined in the terms and conditions of the Bonds), which is not an Interest Payment Date, the interest payments in respect of the Bonds shall be made at the Fiscal Agent’s Office, together with the principal thereof.

(d)           All monies paid to the Fiscal Agent under Section 7(a) shall be held by it in a separate account from the moment when such monies are received until the time of actual payment, in trust for the registered holders, to be applied by the Fiscal Agent to payments due on the Bonds at the time and in the manner provided for in this Agreement and the Bonds. Any money deposited with the Fiscal Agent for the payment of the principal or interest in respect of any Bond remaining unclaimed for two years after such principal or interest shall have become due and payable shall be repaid to the Province (with interest calculated in accordance with arrangements to be made between the Province and the Fiscal Agent from time to time) and the registered holder may thereafter look only to the Province for any payment to which such holder may be entitled.

(e)           Any payment made to or for the account of the Fiscal Agent or any registered holder in respect of any amount payable by the Province pursuant to the Bonds or this Agreement in any currency (the “Original Currency”) which payment is made in another currency (the “Other Currency”) pursuant to any judgment or order of a court or tribunal of any jurisdiction, shall constitute a discharge to the Province only to the extent of the amount of the Original Currency which the Fiscal Agent or the registered holder, as the case may be, acting in a reasonably prompt manner, is able to purchase with the Other Currency so received. The Province shall, as a separate and independent obligation which shall not be merged in any such judgment or order, pay or cause to be paid the amount not so discharged in accordance with this subsection (e) and indemnify each of the Fiscal Agent or the registered holder in question against any loss or damage as a result of any such amount being paid in the Other Currency.

8.             Mutilated, Defaced, Destroyed, Stolen or Lost Certificates. (a) If any Bond certificate is mutilated, defaced, destroyed, stolen or lost, application for replacement may be made to the Fiscal Agent at the Fiscal Agent’s Office who shall promptly transmit such application to the Province. Such application shall be accompanied by the mutilated or defaced certificate or proof, satisfactory to the Province in its discretion, of the destruction, theft or loss of the certificate, and upon receipt by the Province of an indemnity satisfactory to it, the Province shall execute a new certificate of like tenor, and upon written instructions from the Province, the Fiscal Agent shall thereupon cancel the mutilated or defaced certificate or adjust the Register to reflect the destruction, theft or loss of a certificate, as the case may be, and authenticate, register and deliver such new certificate in exchange for the mutilated or defaced certificate or in substitution for the destroyed, stolen or lost certificate. Such replacement certificate shall be dated so that neither gain nor loss of interest will result from such exchange or substitution. All expenses associated with procuring any indemnity and with the preparation, authentication and delivery of a replacement certificate will be borne by the registered holder of the mutilated, defaced, destroyed, stolen or lost Bond certificate.

(b)            Whenever any Bond, alleged to have been destroyed, stolen or lost for which a replacement Bond has been issued, is presented to the Fiscal Agent for payment on the Maturity Date (as defined herein), the Redemption Date or for registration of transfer or exchange, the Fiscal Agent shall promptly notify the Province in respect thereof and shall deal with such Bond only in accordance with the Province’s instructions.

9.             Maturity, Redemption and Purchases. (a) Unless previously redeemed for tax reasons as provided in the terms and conditions of the Bonds, or repurchased by the Province as provided below in subsection (c), the principal amount of the Bonds is due and payable on April 23, 2031 (the “Maturity Date”).

(b)            In accordance with the terms and conditions of the Bonds, upon receipt of a notice to redeem and a certificate of the Province, as set forth in the Bonds, the Fiscal Agent shall on behalf of the Province cause to be given to registered holders in accordance with Section 19(b), not less than 30 days and no more than 60 days prior to the Redemption Date, a notice of redemption stating:

(i) the Redemption Date; (ii) the redemption price; and (iii) if applicable, the place or places of surrender of the Bonds to be redeemed.

(c)            The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and, if definitive Bonds have been issued in accordance with Section 6, the Province may cause the Fiscal Agent to cancel any Bonds so purchased.

(d)            If the Province elects to cancel any Bonds purchased by it when Bonds are held in the form of a Global Bond, it may require the Fiscal Agent to register such cancellation and to reduce the outstanding aggregate principal amount of the Global Bonds in accordance with the regular procedures of DTC in effect at such time. In addition, upon the Province’s cancellation of any such Bonds, (i) the Fiscal Agent shall deem that the maximum amount of the Bonds to be issued and outstanding at any time (as described in Section 4) has been reduced by the principal amount of the Bonds so cancelled and (ii) if the principal amount of Bonds so cancelled equals or exceeds the principal amount of the last Global Bond (in sequential order by certificate number) and the Province so instructs, the Fiscal Agent shall, in accordance with its customary procedures, cancel such Global Bond, to reflect the reduction of the maximum amount of the Bonds to be issued and outstanding at any time.

10.           Cancellation and Destruction. All Bonds which are paid on the Maturity Date or the Redemption Date, or surrendered for registration of transfer or exchange for other certificates, shall be cancelled by the Fiscal Agent who shall register such cancellation. The Fiscal Agent shall, as soon as practicable after the earliest of the date of cancellation of Bonds under this section or Section 8(a) or the date that the Register is adjusted to reflect the destruction, theft or loss of a certificate pursuant to Section 8(a), upon the written request of the Province, furnish the Province with a certificate or certificates of cancellation stating the serial numbers and total number of Bonds that have been cancelled. The Fiscal Agent shall destroy all cancelled Bonds in its possession in accordance with the written instructions of the Province and shall, upon the written request of the Province, furnish to the Province, on a timely basis, a certificate or certificates of destruction stating the serial numbers, dollar value and total number of all Bonds destroyed hereunder.

11.            (a) Limit on Liability. In acting under this Agreement, the Fiscal Agent is acting solely as agent of the Province and does not assume any obligation or relationship of agency or trust for or with the registered holders, except that all funds held by the Fiscal Agent for payment of principal or interest shall be held in trust for the registered holders as provided in this Agreement.

(b)            Rights and Liabilities of Fiscal Agent. The Fiscal Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any Bond, certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine. Any order, certificate, affidavit, instruction, notice, request, direction, statement or other communication from the Province made or given by it and sent, delivered or directed to the Fiscal Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any authorized officer or attorney-in-fact of the Province.

(c)            Right of Fiscal Agent to Own Bonds. The Fiscal Agent and its officers, directors and employees, may become the registered holder of, or acquire any interest in, any Bonds, with the same rights that it or they would have if it were not the Fiscal Agent, or they were not such officers, directors or employees, and may engage or be interested in any financial or other transaction with the Province and may act on, or as depositary, trustee or agent for, any committee or body of registered holders or other obligations of the Province as freely as if it were not the Fiscal Agent hereunder or they were not such officers, directors or employees.

(d)            Force Majeure. Neither the Fiscal Agent nor the Province shall be liable for any loss or damage resulting from the failure to perform its obligations under this Agreement or any term or condition herein if such failure is due to any cause beyond the reasonable control of the party relying on such cause, for so long as such cause may continue to cause such failure, including, without limitation, war, acts of terrorism, civil commotion, military disturbances, acts of God, fire, nuclear or natural catastrophes, third party labour disturbances, or any similar cause beyond the reasonable control of such party. Each party shall use commercially reasonable efforts to give notice to the other party as soon as reasonably possible of the occurrence of an event of force majeure as described under this provision and a summary of the action to be taken by it as a result of such event; provided, however, that such notice or failure to give such notice shall not in any way suspend or otherwise affect the operation of this provision.

Notwithstanding the foregoing,

(i)	each party shall use commercially reasonable efforts to maintain contingency plans in place to either mitigate or negate the effects of any such event; and

(ii)	each party shall at all times use commercially reasonable efforts to fully perform its obligations hereunder.

(e)             WAIVER OF JURY TRIAL. EACH PARTY AND EACH REGISTERED HOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.

(f)             Disclaimer of Liability for Consequential or Punitive Damages. Neither the Fiscal Agent nor the Province shall be liable for any indirect, punitive, consequential or exemplary damages (including but not limited to loss of profits) regardless of the cause of action.

12.            Expenses and Indemnity. (a) In connection with the Fiscal Agent’s appointment and duties under this Agreement and the Bonds, the Province will pay the Fiscal Agent compensation in an amount separately agreed upon by the Province and the Fiscal Agent, subject to the provisions of the Financial Administration Act (British Columbia). The Province will indemnify and hold harmless the Fiscal Agent against all claims, actions, demands, damages, costs, losses and liabilities which may be incurred by the Fiscal Agent by reason of, or in connection with, the Fiscal Agent’s appointment and duties as such, except as such result from any negligent act or omission, bad faith or willful misconduct of the Fiscal Agent or its directors, officers, employees or agents. In addition, the Province shall, pursuant to arrangements separately agreed upon by the Province and the Fiscal Agent, transfer to the Fiscal Agent, upon presentation of substantiating documentation satisfactory to the Province, amounts sufficient to reimburse the Fiscal Agent for certain out-of-pocket expenses reasonably incurred by it in connection with its services. The obligation of the Province under this subsection shall survive payment of the Bonds and resignation or removal of the Fiscal Agent.

(b)            The Fiscal Agent agrees to indemnify and hold harmless the Province against all claims, actions, demands, damages, costs, losses and liabilities arising out of or relating to any negligent act or omission, bad faith or willful misconduct of the Fiscal Agent or its directors, officers, employees, or agents. The obligations of the Fiscal Agent under this subsection shall survive payment of the Bonds and resignation or removal of the Fiscal Agent.

(c)            Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought under this Agreement but failure to so notify any indemnifying party shall not relieve the indemnifying party from any liability which it may have otherwise than on account of this indemnity. An indemnifying party may participate at its own expense in the defence of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defence of such action with legal advisors chosen by it and approved by the indemnified party defendant in such action, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defences available to it which are different from or in addition to those available to such indemnifying party (in which case, the indemnified party shall be entitled to retain its own counsel), but an indemnifying party may not settle any action commenced against an indemnified party without the written consent of the indemnified party. In order to be entitled to an indemnity with respect to a claim hereunder, an indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to such pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnifying party is an actual or potential party to such claim, action, suit or proceeding). If any indemnifying party assumes the defence of any such action, the indemnifying party shall not be liable for any fees or expenses of the legal advisors of the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one legal advisor for the indemnified party in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances.

13.            (a) Successor Fiscal Agent. The Province agrees that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company organized and doing business under the laws of the United States of America or of the State of New York applicable therein and be in good standing and authorized under such laws to exercise corporate trust powers; provided that the Province may choose to act at any time as its own fiscal agent, transfer agent, registrar and principal paying agent.

The Fiscal Agent shall not transfer or assign this Agreement or any interest or obligation herein without the Province’s prior written consent. Any corporation into which the Fiscal Agent may be amalgamated, merged or converted, or any corporation with which the Fiscal Agent may be consolidated, or any corporation resulting from any amalgamation, merger, conversion or consolidation to which the Fiscal Agent shall sell or otherwise transfer all or substantially all of its corporate trust business provided that it shall be qualified as described in subsection (a), shall be the successor Fiscal Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, but subject to prior notice to and the prior approval of the Province.

(b)            Resignation and Removal. The Fiscal Agent may at any time resign by giving written notice to the Province of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which such notice is given unless the Province shall agree to a shorter period); provided that no such notice shall expire less than 30 days before or 30 days after the due date for any payment of principal or interest in respect of the Bonds. The Province may remove the Fiscal Agent at any time by giving written notice to the Fiscal Agent specifying the date on which such removal shall become effective. Such resignation or removal shall only take effect upon the appointment by the Province of a successor Fiscal Agent qualified as described in subsection (a) and upon the acceptance of such appointment by such successor Fiscal Agent. Any Paying Agent may resign or may be removed at any time upon like notice, and the Province in any case may appoint in substitution therefor a new Paying Agent or Paying Agents.

(c)            Bankruptcy or Insolvency of Fiscal Agent. The appointment of the Fiscal Agent hereunder shall forthwith terminate, whether or not notice of such termination shall have been given, if at any time the Fiscal Agent becomes incapable of performing its duties hereunder, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a liquidator or receiver of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if a resolution is passed or an order made for the winding up or dissolution of the Fiscal Agent, or if a liquidator or receiver of the Fiscal Agent of all or any substantial part of its property is appointed or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if any public officer takes charge or control of the Fiscal Agent or its property or affairs for the purposes of rehabilitation, conservation or liquidation.

(d)            Appointment of Successor. Prior to the effective date of any such resignation or removal of the Fiscal Agent, or if the Fiscal Agent shall become unable to act as such or shall cease to be qualified as described in subsection (a), the Province shall appoint a successor Fiscal Agent qualified as described in subsection (a). Upon the appointment of a successor Fiscal Agent and its acceptance of such appointment, the retiring Fiscal Agent shall, at the direction of the Province and upon payment of its compensation and expenses then unpaid, deliver and pay over to its successor any and all securities, money and other properties then in its possession as Fiscal Agent and shall thereupon cease to act hereunder.

(e)            Payment of Certain Fiscal Agent’s Fees Upon Termination. If the Fiscal Agent resigns pursuant to Section 13(b) of this Agreement or ceases to act hereunder pursuant to Section 13(c) of this Agreement, the Fiscal Agent shall only be entitled to any annual fees otherwise payable to it under this Agreement on a pro rata basis for that period since the most recent anniversary of this Agreement during which the Fiscal Agent has acted hereunder. In the event that the Fiscal Agent ceases to act as the Province’s fiscal agent hereunder for any other reason, the Fiscal Agent shall be entitled to receive the full amount of the annual fees payable to it pursuant to Section 12 of this Agreement.

(f)            Notices to Registered Holders. The Province shall notify the registered holders pursuant to the notice provisions in Section 19(b), in the event: (i) a successor Fiscal Agent or any Paying Agent is appointed pursuant to this Agreement or (ii) the Fiscal Agent or any Paying Agent resigns or is removed by the Province.

14.             Meetings of Registered Holders. (a) The Fiscal Agent shall convene a meeting of the registered holders for any lawful purpose affecting their interests upon receipt of a written request of the Province or a written request signed in one or more counterparts by the registered holders of not less than 10% of the principal amount of the Bonds then outstanding and upon being indemnified to its reasonable satisfaction by the Province or the registered holders signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting. If the Fiscal Agent fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Province or such registered holders, as the case may be, may convene such meeting. Every such meeting shall be held at such place as may be approved or determined by the Province.

(b)             At least 30 days’ notice of any meeting shall be given to the registered holders in the manner provided pursuant to the terms and conditions of the Bonds by the party seeking to convene the meeting and a copy thereof shall be sent by post to the Fiscal Agent unless the meeting has been called by the Fiscal Agent, and to the Province, unless the meeting has been called by the Province. Such notice shall state the time, place and purpose of the meeting and the general nature of the business to be transacted at the meeting, and shall include a statement to the effect that, prior to 48 hours to the time fixed for the meeting, (i) in the case of Bonds issued in the form of a Global Bond, those persons recorded in the Register, or (ii) in the limited circumstances in which Bonds in definitive registered form have been issued, those registered holders who deposited their Bonds with the Fiscal Agent or any other person authorized for such purpose by the Fiscal Agent or the Province, shall be entitled to obtain voting certificates for appointing proxies (subject to such procedures and requirements as the Province and the Fiscal Agent may prescribe), but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

(c)            A registered holder may appoint any person by instrument in writing as such registered holder’s proxy in respect of a meeting of the registered holders or any adjournment of such meeting, and such proxy shall have all rights of the registered holder in respect of such meeting. All written notices to DTC of meetings shall contain a requirement that the registered holders must notify clearing system participants and, if known, beneficial owners of Bonds of the meeting in accordance with procedures established from time to time by such clearing systems. The registered holders shall seek voting instructions on the matters to be raised at such meeting from the clearing system participants or, if known, from the beneficial owners of Bonds.

(d)           A person, who need not be a registered holder, will be nominated in writing by the Fiscal Agent as chair of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the registered holders present in person or by proxy shall choose some person present to be chair, and, failing such choice, the Province may appoint a chair.

(e)           At a meeting of registered holders, a quorum shall consist of one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds. If a quorum of the registered holders shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of registered holders, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place, in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chair appoints some other place, or some other day or time of which not less than seven days’ notice shall be given in the manner provided above. At the adjourned meeting one or more registered holders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in principal amount of the then outstanding Bonds.

(f)            The chair of any meeting at which a quorum of the registered holders is present may, with the consent of registered holders represented at the meeting of at least a majority in principal amount of the Bonds held by persons present at the meeting in person or by proxy, adjourn the meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

(g)            Every motion or question submitted to a meeting (except a motion to adjourn the meeting pursuant to subsection (f)) shall be decided by Extraordinary Resolution (as defined below) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chair that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chair or demanded by a show of hands by one or more registered holders acting in person or by proxy and holding at least 2% in principal amount of the then outstanding Bonds, a poll shall be taken in such manner as the chair shall direct.

(h)           On a poll each registered holder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each U.S.$1,000 principal amount of Bonds of which the person shall then be the registered holder. A proxy need not be a registered holder. In the case of Bonds held jointly, any one of the joint registered holders in person or by proxy may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy, only one of them may vote in respect of each U.S.$1,000 principal amount of Bonds of which they are joint registered holders.

(i)             The Province and the Fiscal Agent, by their authorized representatives, officers and directors, and the financial and legal advisors of the Province and the Fiscal Agent may attend any meeting of the registered holders, but shall have no vote as such.

(j)             Except as set forth in Section 18, the registered holders may by Extraordinary Resolution (as defined below) agree with the Province to modify or amend this Agreement and the Bonds (including the terms and conditions thereof). An Extraordinary Resolution duly passed at any such meeting shall be binding on all registered holders, whether present or not; provided however, no such modification or amendment to this Agreement or the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of this Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined as a resolution passed at a meeting of registered holders held in accordance with the provisions of this Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of registered holders shall be binding upon all the registered holders, whether present at or absent from such meeting, and every instrument in writing signed by registered holders in accordance with this subsection (j) shall be binding upon all the registered holders (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Fiscal Agent shall be bound to give effect accordingly to every such Extraordinary Resolution.

(k)            Minutes of all resolutions and proceedings at every meeting of registered holders held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Fiscal Agent and any such minutes, if signed by the chair of the meeting at which such resolutions were passed or proceedings taken, or by the chair of the next succeeding meeting of the registered holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken at the meeting to have been duly passed and taken.

(l)             The Fiscal Agent, or the Province with the approval of the Fiscal Agent, may from time to time make and from time to time vary such regulations as it shall from time to time deem fit:

(i)	for the deposit of instruments appointing proxies at such place as the Fiscal Agent, or the Province with the approval of the Fiscal Agent, may direct; and

(ii)	for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or sent by facsimile transmission or another means of recorded communication before the meeting to the Province or to the Fiscal Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of registered holders shall be the registered holders thereof or their duly appointed proxies.

15.            Further Issues. The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued with the benefit of an agreement supplemental to this Agreement.

16.            Reports. The Fiscal Agent shall furnish to the Province such reports as may be reasonably required by the Province relative to the Fiscal Agent’s performance under this Agreement. The Province may, whenever it deems it necessary, but only during normal business hours and upon 24 hours prior written notice, inspect any books and records maintained by the Fiscal Agent pursuant to this Agreement.

17.            Forwarding of Notice. If the Fiscal Agent shall receive any notice or demand addressed to the Province pursuant to the provisions of the Bonds, the Fiscal Agent shall promptly forward such notice or demand to the Province.

18.            Amendments. This Agreement and the Bonds may be amended or supplemented by the Province and the Fiscal Agent, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provisions contained herein or in the Bonds, or effecting the issue of further bonds as described under Section 15, or in any other manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province and the Fiscal Agent, shall not adversely affect the interests of registered holders.

So long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, notice of any amendment of the Bonds or this Agreement will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com.

19.            Notices. (a) Any communication from the Province to the Fiscal Agent with respect to this Agreement shall be addressed to The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York 10286, Attention: International Corporate Trust, Email: gcs.specialty.glam.conv@bnymellon.com and any communications from the Fiscal Agent to the Province with respect to this Agreement shall be addressed to the Ministry of Finance, Provincial Treasury, P.O. Box 9423 Stn. Prov. Govt., 620 Superior Street, Victoria, British Columbia, Canada, V8W 9V1, Attention: Debt Management Branch; Facsimile No.: (250) 387-3024 (or such other address, email address or facsimile number as shall be specified in writing by the Fiscal Agent or by the Province, as the case may be) and shall be delivered in person or sent by first class prepaid post, or, in the case of the Fiscal Agent, by email transmission, or, in the case of the Province, by facsimile transmission, subject in the case of email or facsimile transmission, to confirmation by telephone, to the foregoing addresses or using the foregoing email address or facsimile number, as applicable. Such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven business days (in the place of posting) after dispatch and in the case of delivery by facsimile (in the case of the Province) or email transmission (in the case of the Fiscal Agent), at the time of confirmation by telephone. Notwithstanding anything contained herein to the contrary, the Fiscal Agent does not accept service of any notice or other communications by facsimile transmission, and any service using facsimile transmission shall be deemed void and ineffective.

(b)            All notices to the registered holders will be published by or on behalf of the Province in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by the Global Bonds. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day on which it has been sent by post.

20.           References. Except as otherwise provided in this Agreement, references in this Agreement to sections or subsections are to sections or subsections of this Agreement.

21.           Counterparts. This Agreement may be executed in any number of counterparts and a counterpart may be delivered by electronic transmission. Each counterpart shall be deemed an original and together shall constitute one and the same instrument.

22.           Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

23.           Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

24.            Waiver. Any provision of this Agreement for the sole benefit of one party to this Agreement may be waived in whole or in part by that party without prejudice to that party’s rights in the event of a breach of any other provision of this Agreement. The waiver by either party of any provision of this Agreement shall not be taken or held to be a waiver of any further breach of the same provision. A waiver shall be binding on the waiving party only if it is in writing.

25.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

[Signature pages follow]

PROVINCE OF BRITISH COLUMBIA

By	/s/ Sam Myers
	Name:	Sam Myers
	Title:	Executive Director,
Debt Management Branch
Provincial Treasury
Ministry of Finance

[Signature page to the Fiscal Agency Agreement]

THE BANK OF NEW YORK MELLON,
as Fiscal Agent, Registrar, Transfer Agent and Principal Paying Agent

By	/s/ Peggy Guel
	Name:	Peggy Guel
	Title:	As Agent

[Signature page to the Fiscal Agency Agreement]

Exhibit 1

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0001	CUSIP: 11070T AP3
ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)            required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0002	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)             required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0003	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)             required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0004	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)            required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0005	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)            required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0006	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)             required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0007	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)             required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0008	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)             required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0009	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)            required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

[Form of Global Bond]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (the “Depository”), to the Province (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CANADA

PROVINCE OF BRITISH COLUMBIA

ISSUE OF 4.050% BONDS, SERIES BCUSG-20, DUE April 23, 2031 ISSUED PURSUANT TO THE FINANCIAL ADMINISTRATION ACT, CHAPTER 138, REVISED STATUTES OF BRITISH COLUMBIA, 1996, AS AMENDED, AND AN ORDER OF THE LIEUTENANT GOVERNOR IN COUNCIL OF THE PROVINCE OF BRITISH COLUMBIA

REGISTERED NO. 0010	CUSIP: 11070T AP3

ISIN: US11070TAP30

PROVINCE OF BRITISH COLUMBIA

4.050% BONDS, SERIES BCUSG-20, DUE APRIL 23, 2031

The Province of British Columbia (the “Province”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of FIVE HUNDRED MILLION UNITED STATES DOLLARS (U.S.$500,000,000) (the “Principal Amount”) in the lawful money of the United States of America on April 23, 2031 (the “Maturity Date”) or on such earlier date as the Principal Amount may become payable hereunder (the “Redemption Date”) and to pay interest thereon at the rate of 4.050% per annum from and including April 23, 2026 together with Additional Amounts (as defined herein), if any, until the Principal Amount is paid, in semi-annual installments in arrears on the 23rd day of April and the 23rd day of October in each year commencing on October 23, 2026 (each such date an “Interest Payment Date”) until and including the Maturity Date, all in accordance with the terms of this Global Bond.

This Global Bond is a fully registered global bond which initially represents the duly authorized issue of debt securities of the Province designated as its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”), which issue is initially limited in aggregate principal amount to U.S.$5,000,000,000. The Bonds and all the rights of the registered holders thereof are expressly subject to a fiscal agency agreement dated as of April 23, 2026 (the “Fiscal Agency Agreement”, which term includes any amendment or supplement to such agreement made in accordance with the terms of such agreement and this Global Bond) between the Province and The Bank of New York Mellon, as fiscal agent, registrar, transfer agent and principal paying agent (the “Fiscal Agent”, which term includes any successor as fiscal agent, registrar, transfer agent and principal paying agent appointed in accordance with the Fiscal Agency Agreement) to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties and immunities of the Province, the Fiscal Agent and registered holders and the terms upon which the Bonds are, and are to be, authenticated, registered and delivered. The Bonds and the Fiscal Agency Agreement together constitute a contract, all the terms and conditions of which the registered holders by acceptance hereof assent to and are deemed to have notice of. Capitalized terms not defined herein shall have the meaning assigned to them in the Fiscal Agency Agreement.

The Bonds are issued under the authority of the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, as amended, and an Order of the Lieutenant Governor in Council of the Province of British Columbia. The Bonds shall for all purposes be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

The Bonds are direct and unconditional general obligations of the Province. The Bonds are not secured but rank equally and ratably with all other unsecured and unsubordinated obligations of the Province outstanding from time to time without any preference granted by the Province. Payments of principal of and interest on the Bonds will be payable out of the Consolidated Revenue Fund of British Columbia.

Interest on the Bonds will accrue from and including the most recent Interest Payment Date to which interest has been paid, or, if no interest has been paid or duly provided for, from and including April 23, 2026, until the principal thereof has been paid or duly made available for payment. Any overdue principal or interest on the Bonds shall bear interest at the rate of 4.050% per annum (both before and, subject to applicable law, after judgment) until paid, or if earlier, when the full amount of the monies payable has been received by the Fiscal Agent and notice to that effect has been given in accordance with the provisions set forth herein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the persons in whose names the Bonds are registered at the close of business on April 8 or October 8 (each a “Record Date”), as applicable, immediately preceding such Interest Payment Date. If the Bonds become redeemable prior to maturity in accordance with the terms and conditions of this Global Bond, any interest payable under the Bonds on a Redemption Date which is not an Interest Payment Date will be payable to the persons in whose names the Bonds are registered on the Redemption Date. Interest payments on the Bonds will include interest accrued to but excluding the dates on which such interest payments are due. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If the Maturity Date, the Redemption Date or any Interest Payment Date falls on a day which is not a Business Day, the registered holder shall not be entitled to payment until the next following Business Day, and no additional interest shall accrue as a result of any such delay in payment. If a Record Date falls on a day which is not a Business Day, then that Record Date shall be deemed to be the immediately preceding Business Day. For the purposes of this paragraph, “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York, London, England and Toronto, Ontario are not authorized or obligated by law or regulation to close.

The principal of the Bonds is payable to the registered holders thereof on the Maturity Date or the Redemption Date. Payment of the principal of and interest on the Bonds will be made in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. Payments of principal of and interest on the Bonds will be made by the Province in immediately available funds and, in the case of payments under this Global Bond, will be made directly to Cede & Co., as nominee of DTC, for payment to DTC participants in accordance with customary procedures established from time to time by DTC and the Fiscal Agent. Upon all payments having been made by the Province as required herein, this Global Bond shall be void and of no further effect, whether or not this Global Bond has been marked “cancelled” or delivered for cancellation to the Province or the Fiscal Agent.

All payments of principal of and interest on the Bonds will be made by the Province without withholding of, or deduction for, or on account of, any present or future taxes or duties of whatever nature imposed or levied by Canada, or any province, political subdivision or taxing authority therein or thereof, unless, as a result of the federal laws of Canada, or any province or political subdivision thereof or the official application of such laws or the regulations of any taxing authority therein or thereof, the Province is required to deduct or withhold any taxes or duties from any payments due under the Bonds. In that event, the Province (subject to its right of redemption described herein) will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that every net payment of the principal of and interest on the Bonds will be not less than the amount which would otherwise have been payable in respect of the Bonds in the absence of such duties or taxes. The Province shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties:

(a)            to which a beneficial owner of a Bond is subject otherwise than merely by the ownership of Bonds or the receipt of income therefrom;

(b)            which become payable as a result of any Bond being presented for payment on a date more than 30 days after the Relevant Date except to the extent that the registered holder would have been entitled to such Additional Amounts on presenting the same for payment on such thirtieth day. For this purpose, the “Relevant Date” means:

(i)	the date on which the payment in respect of the Bonds first becomes due; or

(ii)	if the full amount of the monies payable shall not have been duly provided to the Fiscal Agent on or prior to such date, the date on which such monies shall have been so provided; or

(c)             required to be withheld or deducted under sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (or any amended or successor versions of such sections) (“FATCA”), any regulations or other official guidance thereunder, any intergovernmental agreement entered into in connection with FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement.

References in this Global Bond to principal and interest shall include such Additional Amounts.

The principal amount of the Bonds is due and payable on April 23, 2031. The Bonds are not redeemable prior to maturity unless certain events occur involving Canadian taxation as provided below and are not repayable at the option of registered holders prior to maturity. The Province’s obligation to pay an amount of interest on the Bonds will cease if a claim for the payment of such interest is not made within two years after the date on which such interest becomes due and payable. The Province’s obligation to pay the principal amount of the Bonds will cease if a claim for the payment of such principal is not made within two years after the date on which such principal becomes due and payable.

The Bonds may be redeemed at the option of the Province in whole, but not in part, at any time, on giving not less than 30 days’ and not more than 60 days’ notice to registered holders in accordance with the Fiscal Agency Agreement (which notice shall be irrevocable), at 100% of the principal amount thereof, together with interest accrued thereon to the Redemption Date, if (a) the Province has or will become obliged to pay Additional Amounts as provided above, as a result of any change in, or amendment to, the laws or regulations of Canada, or any province or political subdivision thereof, or any authority thereof or agency therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after April 16, 2026, and (b) such obligation cannot be avoided by the Province taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Province would be obliged to pay such Additional Amounts were a payment in respect of the Bonds then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Province shall deliver to the Fiscal Agent a certificate signed by an officer of the Province stating that the Province is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Province so to redeem have occurred.

If (a) there is a non-payment of the principal of or interest on any of the Bonds and such non-payment continues for a period of more than 15 days after written notice of such non-payment is given to the Province by a registered holder or (b) there is failure in the performance of any other covenant of the Province contained in the Bonds which continues for more than 30 days after written notice requiring such failure to be remedied is given to the Province by a registered holder, then the registered holder giving such notice may give a further written notice to the Province demanding that the principal amount of all or any of the Bonds held by such registered holder become immediately repayable, together with accrued interest, and upon the giving of such further notice, such Bonds shall become repayable accordingly. Any such notice or further notice from a registered holder to the Province shall be given to the Province by delivering such notice or further notice to the Fiscal Agent.

The Province may, if not in default under the Bonds, at any time purchase Bonds in the open market, or by tender or by private contract, at any price, in accordance with applicable law and cause the Fiscal Agent to cancel any Bonds so purchased.

The Fiscal Agent has been appointed as the registrar for the Bonds, and as such will maintain at its office in the borough of Manhattan, the City and State of New York or at such other office reasonably satisfactory to the Province (the “Fiscal Agent’s Office”), a register (the “Register”) for the initial registration, and the registration of transfers and exchanges, of Bonds. Subject to the limitations, terms and conditions set forth herein and in the Fiscal Agency Agreement, a Bond may be transferred at the Fiscal Agent’s Office by surrendering the Bond to the Fiscal Agent for cancellation, and thereupon the Fiscal Agent shall issue and register in the name of the transferee, in exchange therefor, a new Bond having identical terms and conditions and having a like aggregate principal amount in authorized denominations. Upon the occurrence of certain events specified in Section 6 of the Fiscal Agency Agreement, this Global Bond is exchangeable at the Fiscal Agent’s Office for Bonds in definitive registered form without coupons, in authorized denominations of U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000, in an equal aggregate principal amount and having identical terms and conditions as this Global Bond (except insofar as they relate specifically to this Global Bond). On or after such exchange, the Fiscal Agent shall make all payments to be made in respect of such Bonds in definitive registered form to the registered holders thereof regardless of whether such exchange occurred after the Record Date for such payment. If a Bond is surrendered for transfer or exchange, it shall be accompanied by a written instrument of transfer in form satisfactory to the Fiscal Agent and executed by the registered holder in person or by the registered holder’s attorney duly authorized in writing. No service charge will be imposed for any such transfer or exchange other than reasonable fees for the replacement of lost, stolen, mutilated, defaced or destroyed Bond certificates, but the Province may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge in connection therewith.

The Fiscal Agent shall not be required to register any transfer or exchange of any Bond during the period from any Record Date to the corresponding Interest Payment Date. Neither the Province nor the Fiscal Agent shall be required to make any exchange of Bonds if, as a result thereof, the Province may incur adverse tax or other similar consequences under the laws or regulations of any jurisdiction in effect at the time of the exchange. No provision of the Bonds or of the Fiscal Agency Agreement shall alter or impair the obligation of the Province, which is absolute and unconditional, to pay the principal of and interest on the Bonds at the time, place and rate, and in the coin or currency, herein prescribed.

The Province and the Fiscal Agent shall deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for all purposes whatsoever, whether or not such Bond is overdue, and neither the Province nor the Fiscal Agent shall be affected by notice to the contrary. All payments to or on the order of any registered holder are valid and effectual to discharge the liability of the Province or the Fiscal Agent on such Bond to the extent of the sum or sums paid.

The Fiscal Agency Agreement and the Bonds may be amended or supplemented by the Province, on the one hand, and the Fiscal Agent, on the other hand, without notice to or the consent of any registered holder, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provisions contained in the Fiscal Agency Agreement or the Bonds, or effecting the issue of further bonds as described below, or in any manner which the Province may deem necessary or desirable and which, in the reasonable opinion of the Province, on the one hand, and the Fiscal Agent, on the other hand, will not adversely affect the interests of registered holders.

In addition to the amendments or supplements to the Fiscal Agency Agreement or the Bonds permitted by the provisions in the immediately preceding paragraph, the Fiscal Agency Agreement contains provisions for registered holders to agree with the Province to modify or amend by Extraordinary Resolution (as defined below) the Fiscal Agency Agreement and the Bonds (including the terms and conditions contained herein). An Extraordinary Resolution duly made in accordance with the provisions of the Fiscal Agency Agreement shall be binding on all registered holders whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Bonds shall, without the consent of each registered holder affected thereby: (a) change the Maturity Date of any such Bond or change any Interest Payment Date; (b) reduce the principal amount of any such Bond or the rate of interest payable thereon; (c) change the currency of payment of any such Bond; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; or (e) reduce the percentage of the principal amount of Bonds necessary for the taking of any action, including modification or amendment of the Fiscal Agency Agreement or the terms and conditions of the Bonds, or reduce the quorum required at any meeting of registered holders.

The term “Extraordinary Resolution” is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of registered holders held in accordance with the provisions of the Fiscal Agency Agreement and the Bonds by the affirmative vote of the registered holders of not less than 66⅔% of the principal amount of the then outstanding Bonds represented at the meeting in person or by proxy and voting on the resolution or as an instrument in writing signed in one or more counterparts by the registered holders of not less than 66⅔% in principal amount of the then outstanding Bonds. The quorum at any such meeting for passing an Extraordinary Resolution is one or more registered holders present in person or by proxy who represent at least a majority in principal amount of the then outstanding Bonds, or at any adjourned meeting called by the Province or the Fiscal Agent, one or more persons being or representing registered holders whatever the principal amount of the Bonds so held or represented.

All notices to the registered holders will be published in English in The Wall Street Journal in New York, New York and The Globe and Mail in Canada. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Province shall determine. As long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the Luxembourg Stock Exchange website, currently at www.luxse.com. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made. Written notice will also be given to DTC, provided at the time of such notice the Bonds are represented by this Global Bond. If the Bonds are being held in definitive form, notices will be validly given if sent by first class prepaid post addressed to the registered holders thereof at their respective addresses appearing in the Register and if, in the case of joint holders of any Bond, more than one address appears in the Register in respect of such joint holding, such notice shall be addressed only to the first address so appearing. Any notice so given shall be deemed to have been given on the day of it being sent by post.

The Province may from time to time, without notice to or the consent of the registered holders, create and issue further bonds ranking equally and ratably with the Bonds in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further bonds or except for the first payment of interest following the issue date of such further bonds) and so that such further bonds shall be consolidated and form a single series with the Bonds and shall have the same terms as to status, redemption or otherwise as the Bonds. Any such further bonds shall be issued subject to an agreement supplemental to the Fiscal Agency Agreement.

It is hereby certified and declared that all acts, conditions and things necessary to be done and to exist precedent to and in the issuance of this Global Bond have been properly done, fulfilled and performed and do exist in regular and due form as required by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

If definitive Bonds are issued and for so long as the Bonds are listed on the Euro MTF Market of the Luxembourg Stock Exchange and if the rules of such stock exchange so require, the Province will appoint and maintain a paying agent and a transfer agent in Luxembourg.

Unless the certificate of authentication below has been executed by the Fiscal Agent by manual or facsimile signature, this Global Bond shall not be entitled to any benefit under the Fiscal Agency Agreement or be valid or obligatory for any purpose. For this purpose, “facsimile” includes by engraving, lithography, printing or electronic means.

IN WITNESS WHEREOF, the Province of British Columbia has caused the signature and the countersignature of its duly authorized signatories to be affixed to this Global Bond.

DATED: April 23, 2026	Countersigned:

Authorized Signatory	Authorized Signatory

FISCAL AGENT’S CERTIFICATE OF AUTHENTICATION

This Global Bond is one of the 4.050% Bonds, Series BCUSG-20, due April 23, 2031 referred to herein.

THE BANK OF NEW YORK MELLON,

   as Fiscal Agent

By:
Authorized Signatory

PROVINCE OF BRITISH COLUMBIA
(Canada)

UNDERWRITING AGREEMENT

April 16, 2026

BMO Capital Markets Corp.
BofA Securities, Inc.
Citigroup Global Markets Limited
HSBC Bank plc
Scotia Capital (USA) Inc.

As Representatives of the several Underwriters

Named in Schedule II hereto

Dear Ladies and Gentlemen:

1) Introductory. The Province of British Columbia (the “Province”) proposes to issue and sell the principal amount of its debt securities (the “Securities”), registered under the registration statement referred to in Section 2(b), identified in Schedule I hereto to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”). As of April 16, 2026, (the “Time of Sale”), the Province had prepared the following information (collectively, the “Time of Sale Information”): the Basic Prospectus (as defined below) as supplemented by the preliminary prospectus supplement dated April 16, 2026 relating to the Securities in the form first filed pursuant to Rule 424 under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the Issuer Free Writing Prospectus (as defined below) substantially in the form of Schedule I hereto. As used herein, “Issuer Free Writing Prospectus” shall have the meaning assigned to the term “issuer free writing prospectus” in Rule 433 under the Securities Act. This Agreement is to confirm the arrangements with respect to the purchase of the Securities by the several Underwriters.

2) Representations and Warranties of the Province. The Province represents and warrants to, and agrees with, the several Underwriters that:

a) The Time of Sale Information at the Time of Sale and the Time of Sale Information as amended or supplemented at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Province makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Province in writing by or on behalf of any Underwriter through the Representatives specifically for use in such Time of Sale Information, it being understood that as of the date hereof the only such information is set forth in Section 10(b) hereof. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the Securities Act.

b) A registration statement or registration statements relating to the Securities has or have been filed with the Securities and Exchange Commission (the “SEC”), and has or have become effective under the Securities Act. The registration statement or registration statements, including the exhibits thereto and the documents incorporated by reference therein, as amended at the date of this Agreement, is or are hereinafter referred to as the “Registration Statement”; the prospectus in the form in which it appears in the Registration Statement, including the documents incorporated by reference therein, is herein called the “Basic Prospectus”; the Basic Prospectus as supplemented to reflect the terms of the Securities and the terms of the offering thereof, in the form in which it shall be first filed with the SEC pursuant to Rule 424 under the Securities Act after the date hereof, including the documents incorporated by reference therein, is herein called the “Final Prospectus”; and any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 under the Securities Act, including the documents incorporated by reference therein, is herein called a “Preliminary Final Prospectus”.

c) Each document filed or to be filed by the Province with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Basic Prospectus, Preliminary Final Prospectus, Time of Sale Information or Final Prospectus fully complied at the time it was filed with the SEC or will fully comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder. Subject to Section 6(a), any reference herein to the terms “amend”, “amendment”, “supplement” or “supplementation” with respect to the Registration Statement, Basic Prospectus, Preliminary Final Prospectus, Time of Sale Information or Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date thereof and incorporated by reference therein.

d) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 under the Securities Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the SEC and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the summary set out in the Final Prospectus is not misleading, inaccurate or inconsistent when read with other parts of the Final Prospectus; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus, it being understood that as of the date hereof the only such information is set forth in Section 10(b) hereof.

e) The Province has full power and authority to execute and deliver this Agreement and to issue and sell the Securities.

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f) This Agreement has been duly authorized, executed and delivered by the Province and is a valid and legally binding agreement of the Province, except as rights to indemnity and contribution hereunder may be limited under applicable law, and the Fiscal Agency Agreement, when duly authorized, executed and delivered by the Province, will be a valid and legally binding agreement of the Province, in each case subject to the qualifications contained in the legal opinion delivered pursuant to Section 9(c).

g) The Securities, when duly executed, authenticated and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement and the Fiscal Agency Agreement, will constitute valid, legally binding, direct and unconditional general obligations of the Province in accordance with their terms and will rank equally with all of the Province’s other unsecured and unsubordinated indebtedness, subject to the qualifications contained in the legal opinion delivered pursuant to Section 9(c).

h) All authorizations, approvals, consents, orders and waivers required under British Columbian and Canadian law to permit the execution and delivery of this Agreement and the performance by the Province of its obligations hereunder have been obtained and are in full force and effect; and all authorizations, approvals, consents, orders and waivers required under British Columbian and Canadian law to permit the execution and delivery of the Fiscal Agency Agreement, the issuance of the Securities and the performance by the Province of its obligations thereunder shall have been obtained and shall be in full force and effect as of the Closing Date.

i) The issue, sale, execution, delivery and authentication of the Securities and the execution and delivery of this Agreement and the Fiscal Agency Agreement and performance of their respective terms will not conflict with, or result in any breach of, any provisions of, or constitute a default under any agreement or instrument to which the Province is a party or by which it is bound, which conflict or breach would affect the legality, validity or enforceability of the Securities, this Agreement, the Fiscal Agency Agreement or the ability of the Province to perform its obligations hereunder or thereunder.

In this Section 2, each of “Closing Date” and “Fiscal Agency Agreement” will have the meaning ascribed to it in Section 4.

3) Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Province, at the purchase price set forth in Schedule II hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

4) Delivery and Payment. Delivery of and payment for the Securities shall be made concurrently at the offices of Allen Overy Shearman Sterling US LLP, 199 Bay Street, Suite 4405, Toronto, Ontario and the Ministry of Finance, 620 Superior Street, Victoria, British Columbia (or such other place as may be agreed to by the Representatives and the Province) at 10:00 a.m., Toronto, Ontario time, on April 23, 2026 (or such later date not later than five business days after such specified date as the Representatives and the Province shall agree upon), which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities will be issued in the form of one or more global securities (collectively, the “Global Security”), which shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company. Delivery of the Global Security shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Province in immediately available (same day) funds by transfer to a U.S. dollar account specified by the Province. The Global Security shall be substantially in the form annexed to the Fiscal Agency Agreement to be dated April 23, 2026 between the Province and The Bank of New York Mellon (the “Fiscal Agency Agreement”).

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The Global Security shall be made available for inspection and checking by the Representatives in Toronto, Ontario or another location to be mutually agreed upon by the parties hereto not later than 3:00 P.M., Toronto time, on the business day prior to the Closing Date.

5) Listing. The Province agrees with the several Underwriters to file or cause to be filed an application to admit to trading the Securities on the Euro MTF Market, the exchange regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”) as soon as possible after the Closing Date. References herein to “list”, “listed” or “listing” when used in relation to the Stock Exchange shall mean admitted to the official list of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market. The Province shall use all reasonable efforts to cause the Securities to be listed on the Stock Exchange as soon as possible after the Closing Date. The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause the listing of the Securities on the Stock Exchange to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Stock Exchange; provided, further, that if the Securities are to be so delisted from the Stock Exchange, the Province will use its best efforts to obtain the admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation service reasonably acceptable to the Underwriters and the Province prior to the delisting of the Securities from the Stock Exchange, provided that nothing herein shall require the Province to seek an alternative admission to listing, trading and/or quotation of the Securities on any such authority, exchange or service where it would be, as determined by the Province, impractical or unduly burdensome to do so. The provisions of this Section 5 shall apply, mutatis mutandis, to any other listing authority, securities exchange and/or quotation service on which the Securities may be admitted to listing, trading and/or quotation.

6) Covenants of the Province. The Province covenants and agrees with the several Underwriters that:

a) Prior to the termination of the offering of the Securities, the Province will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Information or the Final Prospectus and will not effect such amendment or supplementation to which the Representatives reasonably object, except that the Representatives may not object to the filing, as exhibits to an amendment on Form 18-K/A to the Province’s Annual Report on Form 18-K, of reports prepared by the Province in the ordinary course; the Province will also advise the Representatives promptly of the effectiveness of the Registration Statement, of any further amendment or supplementation of the Registration Statement, Time of Sale Information or the Final Prospectus, and of the institution by the SEC of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

b) If at any time when a prospectus relating to the Securities (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is required to be delivered under the Securities Act any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Time of Sale Information or the Final Prospectus to materially comply with the Securities Act, the Province promptly will prepare and file with the SEC an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

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c) Before using or filing any Issuer Free Writing Prospectus, other than the Issuer Free Writing Prospectus in the form of Schedule I hereto, the Province will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object; provided that the Representatives may not object to a filing that is required.

d) As soon as practicable after public release, the Province will make generally available to securityholders a statement of revenues and expenditures covering each of its fiscal years which will satisfy the provisions of Section 11(a) of the Securities Act.

e) The Province will furnish to each Representative copies of the Registration Statement (including all exhibits and documents incorporated by reference), and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) by an Underwriter or dealer may be required by the Securities Act, of as many copies of any Time of Sale Information, the Final Prospectus and all documents incorporated by reference therein, all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

f) The Province will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Securities; provided, that the Province shall not be obligated to take any action in connection with such qualification that would subject it to service of process generally or require it to qualify as a dealer in securities.

g) So long as any of the Securities are outstanding, to the extent not generally available to the public, the Province will furnish to the Underwriters, as soon as practicable after the approval and the public release thereof, its annual budget, and, as soon as practicable after the determination and the public release thereof, its annual statement of revenues and expenditures.

h) The Province will pay (i) all expenses in connection with (A) the preparation, issue, execution and delivery of the Securities (including fees of the fiscal agent under the Fiscal Agency Agreement and any paying agent appointed pursuant thereto), (B) the fee incurred in filing the Registration Statement, any Time of Sale Information and the Final Prospectus (including all amendments thereto) with the SEC, (C) all costs, expenses, fees or commissions, payable on or in connection with the listing of the Securities on the Stock Exchange, and (D) any fee payable to rating services in connection with the rating of the Securities, (ii) all costs incurred in connection with the printing of the Final Prospectus and each Preliminary Final Prospectus (including all amendments thereof or supplements thereto), any Issuer Free Writing Prospectus and the cost of delivering the same to locations designated by the Underwriters and (iii) the cost of copying the documents incorporated by reference in the Time of Sale Information and Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters. The Province shall not be required to pay or bear any fees, costs or expenses of the Underwriters, except as provided in Section 10 hereof.

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i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Province agrees not to offer, sell or contract to sell any United States dollar denominated debt securities of the Province with a maturity in excess of one year without the consent of the Underwriters other than the Securities.

7) Selling Restrictions.

a) European Economic Area. Each Underwriter represents and agrees that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.

b) United Kingdom.

Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that:

(i)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(ii)  it has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

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Each Underwriter represents and agrees that it has not offered, sold, distributed or otherwise made available, and will not offer, sell, distribute or otherwise make available, any Securities to any retail investor in the United Kingdom. For these purposes:

(a) the expression “retail investor” means a person who is either one (or both) of the following:

(i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(ii) not a qualified investor as defined in paragraph 15 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to buy or subscribe for the Securities.

c) Japan. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this clause (c), “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

d) Hong Kong. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that (i) it and each such affiliate has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of the Preliminary Final Prospectus, the Final Prospectus or any document, any Securities other than (A) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (B) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

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e) Singapore. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, acknowledges that the Preliminary Final Prospectus and the Final Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that it has not offered or sold any Securities or caused the Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any Securities or cause the Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute the Preliminary Final Prospectus, the Final Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

f) Macau. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in the Macau Special Administrative Region.

g) Taiwan. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in Taiwan through public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan, and that the Securities will only be available for purchase outside of Taiwan by investors residing in Taiwan that are not otherwise prohibited from investing in the Securities.

h) Sale and Distribution. In addition to the provisions of Sections 7(a) through (g) above, each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents to and agrees with the Province that it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute any of the Time of Sale Information or the Final Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, after reasonable inquiry, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement. In addition, the Underwriters agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 7.

i) Authorizations. Without prejudice to the provisions of Sections 7(a) through (g) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 6(f), the Province shall not have any responsibility for, and each Underwriter agrees with the Province that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

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8) Covenants of the Underwriters. Each Underwriter covenants and agrees that:

a) It will cause the Representatives to deliver to the Province a letter prior to the Closing Date containing the total sales of the Securities made in the initial distribution in the United States together with an estimate of the number of Securities reasonably expected to be sold within the United States in secondary market transactions within 40 days of the Closing Date; provided, that the Underwriters shall bear no responsibility for any discrepancy between such estimate and the actual number of Securities sold within the United States pursuant to such secondary market transactions in such time period.

b) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (which term includes use of any written information furnished to the SEC by the Province and not incorporated by reference into the Registration Statement and any press release issued by the Province) other than (i) the Issuer Free Writing Prospectus substantially in the form of Schedule I hereto or prepared pursuant to Section 6(c) above, or (ii) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by the Province in advance in writing (each such “free writing prospectus” referred to in this clause (ii), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 8(d) below.

c) It has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 8(b)(ii) in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Province has consented in advance in writing to such dissemination.

d) It has not and will not, without the prior written consent of the Province, use any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the SEC; provided that the Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of the Province; provided further that any Underwriter using such term sheet shall notify the Province, and provide a copy of such Bloomberg term sheet to the Province, prior to, or substantially concurrently with, the first use of such term sheet; and provided further that such Bloomberg term sheet, solely as a result of use by the Underwriters, would not trigger an obligation to file such free writing prospectus with the SEC pursuant to Rule 433 under the Securities Act.

e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Province if any such proceeding against it is initiated during the period that delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) by an Underwriter or a dealer may be required by the Securities Act).

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f) Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules, Citigroup Global Markets Limited, HSBC Bank plc and Merrill Lynch International (the “UK Manufacturers”) acknowledge that they understand the responsibilities conferred upon them under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Preliminary Final Prospectus and the Final Prospectus in connection with the Securities. The Province and each of the Underwriters (other than the UK Manufacturers) note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers under the UK MiFIR Product Governance Rules and the related information set out in the Preliminary Final Prospectus and the Final Prospectus in connection with the Securities.

9) Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Province herein, to the accuracy of the statements of the representatives of the Province made pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and with regard to the Securities and to the following additional conditions precedent:

a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Province or the Representatives, shall be contemplated by the SEC; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act, shall have been filed with the SEC under the Securities Act; and the Final Prospectus shall have been filed with the SEC pursuant to Rule 424 not later than 5:00 p.m. New York City time, on the second business day following the date of this Agreement.

b) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have occurred any material adverse change in the financial, economic or political condition of the Province from that set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus; and the Underwriters shall have received, on the Closing Date, a certificate dated the Closing Date and signed by the Minister of Finance of the Province, the Deputy Minister of Finance of the Province or another officer of the Ministry of Finance satisfactory to the Representatives to the effect set forth in the first clause of this Section 9(b).

c) The Underwriters shall have received an opinion of the Attorney General of the Province, the Deputy Attorney General of the Province, Assistant Deputy Attorney General, Legal Services Branch, Ministry of Attorney General of the Province, a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General of the Province or another officer of the Ministry of Attorney General of the Province satisfactory to the Representatives, as Canadian counsel to the Province, dated the Closing Date, to the effect that under the laws of British Columbia and Canada and subject to such qualifications and based on such assumptions as are customary in British Columbia in respect of an opinion of this type:

(i)  The Province has full power and authority to execute and deliver this Agreement and to issue and sell the Securities.

(ii)  This Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province and each is a valid and legally binding agreement of the Province, except as rights to indemnity and contribution hereunder may be limited under applicable law.

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(iii)  The Securities, when duly executed, authenticated and delivered to and paid for by the Underwriters in accordance with the provisions of this Agreement and the Fiscal Agency Agreement, will constitute valid, legally binding, direct and unconditional general obligations of the Province in accordance with their respective terms and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Province outstanding on the date of issue of the Securities.

(iv)  All authorizations, approvals, consents, orders and waivers required under British Columbian and Canadian law to permit the execution and delivery of this Agreement and the Fiscal Agency Agreement, the issuance of the Securities and the performance by the Province of its obligations hereunder and thereunder have been obtained and are in full force and effect.

(v)  Proceedings may be brought against the Province in the Supreme Court of British Columbia and no applicable law requires the consent of any public official or authority for proceedings to be brought or judgment to be obtained against the Province arising out of or relating to obligations under the Securities, nor is any immunity from jurisdiction available to the Province in any proceedings in the Supreme Court of British Columbia brought in accordance with the Crown Proceeding Act (British Columbia) and within applicable limitation periods, whether or not a party to the proceedings or the holder of a Security is resident within British Columbia or is a citizen of Canada.

(vi)  The statements in the Time of Sale Information and Final Prospectus under the caption “Description of Bonds”, insofar as such statements constitute a summary of the documents referred to therein, are accurate in all material respects, subject to the qualifications therein stated.

(vii)  The statements in the Time of Sale Information and Final Prospectus under the caption “Tax Matters—Canadian Taxation” (which references the statements under “Description of Debt Securities and Warrants—Canadian Taxation”), to the extent that they constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

d) The Underwriters shall have received an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to the Underwriters, given in respect of the laws of British Columbia and Canada, dated the Closing Date, as to the matters specified in subdivisions (i) through (vii) of paragraph (c) of this Section 9, subject to such qualifications and based on such assumptions as are customary in British Columbia in respect of an opinion of this type. In rendering such opinion, Osler, Hoskin & Harcourt LLP may rely upon a certificate (which may be unaudited) of the Minister of Finance of the Province, the Deputy Minister of Finance of the Province or another officer of the Ministry of Finance of the Province satisfactory to the Representatives as to factual matters. The opinion shall state in effect that on the basis of an independent examination of such records, certificates and other documents and such questions of law as Osler, Hoskin & Harcourt LLP have deemed necessary or appropriate, the opinion of the Attorney General, the Deputy Attorney General, the Assistant Deputy Attorney General, Legal Services Branch, Ministry of Attorney General of the Province, a Senior Legal Counsel, Legal Services Branch, Ministry of Attorney General of the Province or another officer of the Ministry of Attorney General of the Province satisfactory to the Representatives, as the case may be, Canadian counsel to the Province, is in form and substance satisfactory to them and they believe that the Representatives are justified in relying thereon.

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e) The Underwriters shall have received the opinion of Allen Overy Shearman Sterling US LLP, United States counsel for the Province, dated the Closing Date, subject to such qualifications and based upon such assumptions as are customary in the United States in respect of such opinion, to the effect that:

(i)  The Securities are exempted securities under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and no qualification of an indenture in respect of the Securities under the Trust Indenture Act is required for the issuance, sale and delivery of the Securities.

(ii)  The statements in the Time of Sale Information and Final Prospectus under “Description of Bonds” and “Description of Debt Securities and Warrants”, insofar as such statements constitute a summary of documents referred to therein, fairly summarize in all material respects the documents referred to therein.

(iii)  The statements in the Time of Sale Information, and Final Prospectus under “Description of Debt Securities and Warrants — United States Federal Income Taxation”, as supplemented by “Tax Matters — United States Taxation”, to the extent that they constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

(iv)  Based upon such counsel’s participation in conferences with representatives of the Province, counsel for the Province and their examination of specified documents, no facts have come to such counsel’s attention which caused such counsel to believe that (A) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the Time of Sale Information (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (C) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in such counsel’s opinion, the Registration Statement and the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder.

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f) The Underwriters shall have received an opinion of Linklaters LLP, United Kingdom counsel for the Province, dated the Closing Date, subject to such qualifications and based upon such assumptions as are customary in the United Kingdom in respect of such opinion, to the effect that the statements in the Time of Sale Information, and Final Prospectus under “Description of Debt Securities and Warrants — United Kingdom Taxation” as supplemented by “Tax Matters — United Kingdom Taxation”, to the extent that they constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

g) The Underwriters shall have received an opinion of Davis Polk & Wardwell LLP, United States counsel for the Underwriters, dated the Closing Date, as to the matters specified in subdivisions (i), and (iv) (but only as of the date of this Agreement as to clause (A)) of paragraph (e) of this Section 9, subject to such qualifications and based upon such assumptions as are customary in the United States in respect of such opinions. In considering such opinion, Davis Polk & Wardwell LLP may rely on the opinion of counsel named in paragraph (d) of this Section 9 as to matters of British Columbian and Canadian law and procedure.

h) The Underwriters shall have received a certificate of the Minister of Finance of the Province, the Deputy Minister of Finance of the Province or another officer of the Ministry of Finance of the Province satisfactory to the Representatives, dated the Closing Date, in which such Minister, Deputy Minister or other officer, as the case may be, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Province in this Agreement are true and correct, that the Province has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the SEC.

i) The purchase and sale of the Securities in accordance with the provisions hereof shall not be prohibited by any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, the Province or the State of New York.

j) The Province shall have furnished to the Underwriters and to counsel for the Underwriters such further certificates and documents as the Representatives and such counsel reasonably request.

k) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any placing on credit watch with negative implications, in the ratings accorded the debt securities of the Province by any nationally recognized statistical rating agency in the United States.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Representatives. The Province will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request.

If any of the above conditions shall not have been fulfilled as reasonably contemplated herein, this Agreement and all obligations of the Underwriters hereunder may be terminated with respect to the Securities at, or at any time prior to, the Closing Date by the Representatives on behalf of the Underwriters, without any liability on the part of any Underwriter to the Province or of the Province to any Underwriter, except as provided in Section 6, Section 10 and Section 13 hereof. Notice of such termination shall be given as soon as practicable in accordance with Section 14 of this Agreement.

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10) Indemnification. a) The Province will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement relating to the Securities or any amendment thereof, including all documents incorporated by reference, or the Basic Prospectus, any Preliminary Final Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Province by any Underwriter through the Representatives specifically for use therein and (ii) such indemnity with respect to the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Time of Sale Information shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Time of Sale Information at or prior to the sale of such Securities to such person and the untrue statement or omission of a material fact contained in the Basic Prospectus, Issuer Free Writing Prospectus, or Preliminary Final Prospectus was corrected in the Time of Sale Information provided to the Underwriter prior to the time of sale of such Securities to such person. The indemnity in this Section 10(a) will be in addition to any liability which the Province may otherwise have.

b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Province and the duly authorized representatives in the United States of the Province who have signed the Registration Statement, against any losses, claims, damages or liabilities to which the Province or its duly authorized representatives may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement relating to the Securities or any amendment thereof, including all documents incorporated by reference, or in the Time of Sale Information or Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by such Underwriter through the Representatives specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Province or its duly authorized representatives in connection with investigating or defending any such loss, claim, damage, liability or action or (ii) a breach by such Underwriter of any representation, or failure to perform or observe any agreement, contained in Section 7 of this Agreement. The indemnity in this Section 10(b) will be in addition to any liability which such Underwriter may otherwise have. The Province acknowledges, for the purposes of clause (i) above, that the statements under the heading “Underwriting” (except for the statements in the paragraphs relating to the European Economic Area, the FSMA, the Financial Instruments and Exchange Law of Japan, the securities laws of Hong Kong, Macau, Taiwan and the Securities and Futures Act of Singapore, the sentence relating to stamp taxes and other charges and the sentence relating to the estimated expenses of the Province) in the Time of Sale Information or in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any of the documents referred to in the foregoing indemnity, and the Underwriters confirm that such statements are correct; provided that such acknowledgement by the Province does not extend to any “free writing prospectus” other than the Issuer Free Writing Prospectus in the form of Schedule I hereto.

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c) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and the payment of all reasonable fees and expenses as they are incurred; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

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d) If recovery is not available under the foregoing indemnification provisions of this Section, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Province and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Securities purchased by such Underwriter under this Agreement in the offering to which the asserted claim relates, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. The Underwriters’ obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

11) Default of Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obliged severally to take up and pay for (in proportion to their respective commitments hereunder) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, that in the event that the aggregate amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities and arrangements satisfactory to the remaining Underwriters and the Province for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Province, except as provided in Section 13. In the event of a default by any Underwriter as set forth in this Section 11, which shall not cause this Agreement to be terminated, either the Province or the Representatives shall have the right to postpone the Closing Date for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Province and any non-defaulting Underwriter for damages occasioned by its default hereunder.

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12) Stabilization and Over-allotment. In connection with the issue of the Securities, the Underwriters may over-allot Securities (provided that, in the case of any Securities to be admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange, the aggregate principal amount of Securities allotted does not exceed 105% of the aggregate principal amount of the Securities subject to the issue) or effect transactions with a view to supporting the market price of the Securities during the Stabilization Period (as defined below) at a level higher than that which might otherwise prevail. However, there is no assurance that the Underwriters will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Securities is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the date on which the Province received the proceeds of the issue and 60 days after the date of the allotment of the Securities (the “Stabilization Period”). Any stabilization action or over-allotment must be conducted by the Underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules and will be undertaken at the offices of the Underwriters (or persons acting on their behalf) and on the Euro MTF Market of the Luxembourg Stock Exchange. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule II hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable laws and rules, including those made pursuant to the Prospectus Regulation, the FSMA, and Regulation M promulgated by the SEC (if applicable). The Province authorizes the Underwriters to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance and to handle requests from any relevant competent authority for the purposes of Article 6(5)(b) of Commission Delegated Regulation (EU) 2016/1052.

13) Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Province and their representatives and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Province or any of their representatives, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 16 or if for any reason the purchase of the Securities by the Underwriters is not consummated, other than by reason of a default on the part of any Underwriter pursuant to Section 11, the Province shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6. The obligations of the Province and the Underwriters pursuant to Section 10 shall remain in effect regardless of any termination of this Agreement.

14) Notices. All communications hereunder will be in writing, and, if sent to the Underwriters will be mailed, delivered, telefaxed or emailed, as applicable, and confirmed to the Representatives at the address set forth in Schedule II hereto, or, if sent to the Province will be mailed, delivered or telefaxed and confirmed to the Ministry of Finance, Provincial Treasury, Debt Management Branch, P.O. Box 9423 Stn. Prov. Govt. 620 Superior Street, Victoria, British Columbia, Canada, V8W 9V1 (telefax number: (250) 387-3024, or such other telefax number as may from time to time be specified in writing by the Province to the Representatives).

15) Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and representatives referred to in Section 10, and no other person will have any right or obligation hereunder.

16) Termination. The obligations under this Agreement may be terminated by the Representatives or the Province, in their absolute discretion, by notice given to the Province or the Representatives, as the case may be, prior to delivery of and payment for the Securities, if during the period beginning on the date hereof to and including the Closing Date, (a) trading in securities generally on the New York Stock Exchange or on any stock exchange on which any debt securities of the Province are listed shall have been suspended or materially limited, or minimum prices are established, (b) a general banking moratorium is declared in either the United States or Canada, or (c) there shall have occurred in the reasonable opinion of the Province or the Representatives, as the case may be, (i) such a material change in general economic, political or financial conditions or (ii) such a material change resulting from the effect of international conditions on the financial markets in the United States or Canada as to make it impracticable to market the Securities in the manner contemplated by the Preliminary Final Prospectus or Time of Sale Information.

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17) Business Day. As used in this Agreement, other than in Schedule I, the term “business day” shall mean a day, other than a Saturday or Sunday, on which banking institutions in Toronto, Ontario are not authorized or obligated by law or regulation to close.

18) Dollar Figures. All dollar figures herein set forth are in U.S. dollars, unless otherwise indicated.

19) Governing Law. This Agreement will be governed by, and interpreted in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

20) Headings. The headings for the sections of this Agreement are for convenience only and are not part of this Agreement.

21) Counterparts. This Agreement may be signed in two or more counterparts and a counterpart may be delivered by electronic transmission and each such counterpart shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

22) Other Liabilities Governed by Non-English Law.  Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Province and the Applicable Underwriters, the Province acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Applicable Underwriters to the Province under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)  the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)  the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Applicable Underwriters or another person and the issue to or conferral on the Province of such shares, securities or obligations;

(iii)  the cancellation of the UK Bail-in Liability;

(iv)  the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

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b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

The terms which follow, when used in this Section 22, shall have the meanings indicated.

“Applicable Underwriters” means HSBC Bank plc, Merrill Lynch International and Citigroup Global Markets Limited, as Underwriters.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

23) Recognition of the U.S. Special Resolution Regimes.  (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

The terms which follow, when used in this Section 23, shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Province and the several Underwriters in accordance with its terms.

Very truly yours,

PROVINCE OF BRITISH COLUMBIA

By	/s/ David Latham
	Name:	David Latham
	Title:	Director, Corporate Relations and Portfolio Settlements
Debt Management Branch
Provincial Treasury
Ministry of Finance

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

BMO CAPITAL MARKETS CORP.

By	/s/ Sean M. Hayes
	Name:	Sean M. Hayes
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

BOFA SECURITIES, INC.

By	/s/ Randolph B. Randoph
	Name:	Randolph B. Randolph
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted solely with respect to Section 8(f)

as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By	/s/ Adrien de Naurois
	Name:	Adrien de Naurois
	Title:	Managing Director

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

CITIGROUP GLOBAL MARKETS LIMITED

By	/s/ Valentino Di Rienzo
	Name:	Valentino Di Rienzo
	Title:	Vice President

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

HSBC BANK PLC

By	/s/ A Kraemer
	Name:	A Kraemer
	Title:	Senior Legal Counsel

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting
Agreement is hereby confirmed
and accepted as of the date
first above written.

SCOTIA CAPITAL (USA) INC.

By	/s/ Bobby Lee
	Name:	Bobby Lee
	Title:	Co-Head & Managing Director, Government Finance

[Signature Page to the Underwriting Agreement]

SCHEDULE I

April 16, 2026

Final Term Sheet

Issuer:	Province of British Columbia
Title:	4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”)
Aggregate Principal Amount:	U.S.$5,000,000,000
Trade Date:	April 16, 2026
Issue Date (Settlement Date):	April 23, 2026 (T+5)
Maturity Date:	April 23, 2031
Interest Payment Dates:	April 23 and October 23 of each year, commencing on October 23, 2026. Interest will accrue from April 23, 2026
Spread to Treasury:	+20.4 basis points
Spread to SOFR Mid-Swaps:	+49 basis points
Benchmark Treasury:	UST 3.875% due March 31, 2031
Treasury Spot/Yield:	99-29+ / 3.892%
Yield to Maturity:	4.096%
Interest Rate:	4.050% per annum; payable semi-annually
Public Offering Price:	99.794% plus accrued interest from April 23, 2026 if settlement occurs after that date
Day Count Convention:	30/360
Redemption:	The Bonds are not redeemable prior to maturity unless a change occurs in the tax laws or regulations of Canada that would require the payment of additional amounts on the Bonds. If additional amounts are due, the Bonds may be redeemed at par plus accrued interest.
Minimum Denominations:	U.S.$5,000 and integral multiples of U.S.$1,000 for amounts in excess of U.S.$5,000.
Joint Lead Managers:	BMO Capital Markets Corp. BofA Securities, Inc. Citigroup Global Markets Limited HSBC Bank plc Scotia Capital (USA) Inc.
CUSIP# / ISIN#:	CUSIP: 11070T AP3 ISIN: US11070TAP30

Listing:	Admission to the official list of the Luxembourg Stock Exchange and to trading on the Euro MTF Market of the Luxembourg Stock Exchange may be completed following settlement on a reasonable efforts basis.
Settlement:	We expect that delivery of the Bonds will be made against payment therefor on or about April 23, 2026, which is five business days following the date of pricing of the Bonds (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Bonds on the date of pricing or the next three succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Bonds who wish to trade their Bonds on the date of pricing or the next three succeeding business days should consult their own advisor.
Governing Law:	The laws of the Province of British Columbia and the federal laws of Canada applicable therein
Prospectus and Prospectus Supplement:

Prospectus dated as of May 6, 2025 and Preliminary Prospectus Supplement dated as of April 16, 2026

https://www.sec.gov/Archives/edgar/data/tm2611647-1_424b2.htm/000110465926044088/0001104659-26-044088-index.html

UK MiFIR Product Governance:	Professional & Eligible Counterparties target market
U.S. Legend:	The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BMO Capital Markets Corp. at 1-888-200-0266, BofA Securities, Inc. at 1-800-294-1322, Citigroup Global Markets Limited at +44-20-7986-9000, HSBC Bank plc at 1-866-811-8049, or Scotia Capital (USA) Inc. at 1-800-372-3930.
Canadian Legend:	The Bonds will be offered and sold in Canada pursuant to an exemption from the prospectus requirement in securities legislation of all provinces and territories of Canada, as provided in section 2.34 of National Instrument 45-106 or equivalent legislation.

United Kingdom Legend:

This document is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

This document, the prospectus supplement and the base prospectus have been prepared on the basis that the Bonds are “excluded securities” for the purposes of the Public Offers and Admissions to Trading Regulations 2024 (the "POATRs") and accordingly there will not be a prospectus prepared or published for the purposes of the POATRs or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook (“PRM”). None of this document, the prospectus supplement or the base prospectus constitute a prospectus for the purposes of the POATRs or the PRM.

Japan Legend:	The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, each underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Bonds, has undertaken that it has not offered or sold and will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person except pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended), and under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Hong Kong Legend:	The Bonds will not be offered or sold in Hong Kong, by means of this document or any document, other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO, or (ii) in other circumstances which do not result in this document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of such ordinance.

Taiwan Legend:	The Bonds will not be offered or sold in Taiwan through public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of Taiwan. The Bonds will only be available for purchase outside of Taiwan by investors residing in Taiwan that are not otherwise prohibited from investing in the Bonds.
Macau Legend:	The Bonds will not be offered or sold in Macau.
European Economic Area Legend:

This document, the prospectus supplement and the base prospectus have been prepared on the basis that all offers of the Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce or publish a prospectus for offers of the Bonds. Accordingly, any person making or intending to make any offer within a Member State of the Bonds which are the subject of an offering contemplated in the prospectus supplement and the base prospectus may only do so to legal entities which are qualified investors as defined in the Prospectus Regulation, provided that no such offer of the Bonds shall require the Issuer or any underwriter to produce or publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Neither the Issuer nor any underwriter has authorized, nor do they authorize, the making of any offer of the Bonds to any legal entity which is not a qualified investor as defined in the Prospectus Regulation.

Neither the Issuer nor any underwriter has authorized, nor do they authorize, the making of any offer of the Bonds through any financial intermediary, other than offers made by the relevant underwriter which constitute the final placement of the Bonds contemplated in the prospectus supplement.

The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Singapore Legend:	Each underwriter has acknowledged that this document, the prospectus supplement and the base prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any of the Bonds or caused the Bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell any of the Bonds or cause the Bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute this document, the prospectus supplement, the base prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Other:	ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II

Title of Securities:	4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the “Bonds”)

Price to Underwriters:	99.669%

Addresses for Notices to the Representatives:

c/o Scotia Capital (USA) Inc.

250 Vesey Street,

New York, New York 10281

United States of America

Email: US.Legal@scotiabank.com

Attn: Debt Capital Markets / Chief Legal Officer, U.S.

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

United States of America

Attn: US Syndicate Desk

c/o BofA Securities Inc.

One Bryant Park

New York, NY 10036

United States of America

Facsimile: 212-901-7881

Attn: High Grade Debt Capital Markets Transaction Management/Legal

c/o Citigroup Global Markets Limited

Citigroup Centre, Canary Wharf

33 Canada Square

London, E14 5LB

United Kingdom

Attn: Debt Syndicate Desk

c/o HSBC Bank plc

8 Canada Square

London, E14 5HQ

United Kingdom

Email: transaction.management@hsbcib.com

II-1

Underwriter	Principal Amount of Bonds to be Purchased
BMO Capital Markets Corp.	U.S.$	1,000,000,000
BofA Securities, Inc.		1,000,000,000
Citigroup Global Markets Limited		1,000,000,000
HSBC Bank plc		1,000,000,000
Scotia Capital (USA) Inc.		1,000,000,000
Total	U.S.$	5,000,000,000

II-2

April 23, 2026

BMO Capital Markets Corp.

BofA Securities, Inc.

Citigroup Global Markets Limited

HSBC Bank plc

Scotia Capital (USA) Inc.

as representatives (the "Representatives")

of the Underwriters (as defined below)

Minister of Finance Parliament Buildings Victoria, British Columbia Canada V8V 1X4

c/o BMO Capital Markets Corp.

151 West 42nd Street

New York, NY 10036

Re:	Issue on April 23, 2026 by the Province of British Columbia (the "Province") of U.S. $5,000,000,000 aggregate principal amount of its 4.050% Bonds, Series BCUSG-20, due April 23, 2031 (the "Bonds")

We have acted as counsel for the Province in connection with the issue and sale of the Bonds by the Province pursuant to the Underwriting Agreement dated April 16, 2026 (the "Underwriting Agreement") between the Province and the Representatives, as representatives of the several underwriters (the “Underwriters”) named in Schedule II to the Underwriting Agreement.

For the purposes of this opinion, we have examined original, photostatic, facsimile, scanned PDF, electronic or certified copies of the following:

(a)	the Underwriting Agreement;

(b)	Registration Statement No. 333-285485 filed by the Province with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 and Amendment No. 1 thereto filed by the Province with the SEC on April 25, 2025 (together, the "Registration Statement");

(c)	the preliminary prospectus supplement dated April 16, 2026 in the form in which it was filed by the Province with the SEC, including the basic prospectus dated May 6, 2025 and all documents incorporated by reference therein as of the date of the preliminary prospectus supplement (the “Preliminary Prospectus”);

Ministry of Attorney General	Legal Services Branch Central Services Group	Mailing Address: PO BOX 9289 STN PROV GOVT Victoria BC V8W 9J7 Telephone: 250 356-8468 Facsimile: 250 387-1010	Location: 4th floor - 1675 Douglas Street Victoria BC

(d)	the Final Term Sheet attached as Schedule I to the Underwriting Agreement (the “Term Sheet”, and the Preliminary Prospectus, as amended and supplemented by the Term Sheet, the “Time of Sale Information”);

(e)	the final prospectus supplement dated April 16, 2026 in the form in which it was filed by the Province with the SEC, including the basic prospectus dated May 6, 2025 and all documents incorporated by reference therein as of the date of the final prospectus supplement (the “Final Prospectus”);

(f)	the Fiscal Agency Agreement dated as of April 23, 2026 (the "Fiscal Agency Agreement") between the Province and The Bank of New York Mellon (the "Fiscal Agent"), as fiscal agent, registrar, transfer agent and principal paying agent for the Bonds;

(g)	a certificate dated April 23, 2026 signed by the Executive Director, Debt Management Branch, Provincial Treasury, Ministry of Finance as to any amendments to, and the full force and effect of, the Financial Administration Act, Revised Statutes of British Columbia 1996, Chapter 138, updated to October 15, 2024 (the "FAA");

(h)	Order in Council No. 223 of the Lieutenant Governor in Council of the Province of British Columbia, approved and ordered on May 12, 2025 (the "Authorizing Order") made pursuant to the FAA;

(i)	a certificate dated April 23, 2026 signed by the Acting Deputy Minister of Finance as to:

(i)	any amendments to, and the full force and effect of, the FAA and the Authorizing Order,

(ii)	the borrowings pursuant to the Authorizing Order,

(iii)	the authority of certain officers of the Province and verification of their genuine signatures,

(iv)	the existence of necessary approvals for the indemnities by the Province in the Underwriting Agreement and the Fiscal Agency Agreement,

(v)	the determination of the terms and conditions of the Bonds, and

(vi)	the appointment of the Fiscal Agent as fiscal agent, registrar, transfer agent and principal paying agent for the Bonds;

(j)	a certificate dated April 23, 2026 signed by the Acting Deputy Minister of Finance as to those matters referred to in Section 9(b) and (h) of the Underwriting Agreement;

(k)	a letter dated April 16, 2026 from the Province addressed to the Fiscal Agent providing for authentication, registration and delivery of the Bonds upon the Province’s confirmation that payment of the net proceeds for the purchase of the Bonds has been made;

(l)	a certificate dated April 23, 2026 executed on behalf of the Fiscal Agent as to the authorization of the Fiscal Agent to enter into and act as fiscal agent, registrar, transfer agent and principal paying agent for the Bonds under the Fiscal Agency Agreement and appointing persons authorized to execute documents and authenticate the Bonds on its behalf;

(m)	global bond certificates representing the Bonds bearing numbers 0001, 0002, 0003, 0004, 0005, 0006, 0007, 0008, 0009, and 0010 in the principal amount of U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, U.S. $500,000,000, and U.S. $500,000,000, respectively, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), in the respective forms attached as Exhibit 1 to the Fiscal Agency Agreement (collectively, the "Global Bonds"), signed and countersigned by persons authorized to do so under the FAA and the Authorizing Order, and authenticated by an authorized signatory of the Fiscal Agent; and

(n)	such other documents and matters of law as we have considered necessary or appropriate for the purposes of this opinion.

In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as photostatic, facsimile, scanned PDF, electronic or certified copies. We have also assumed that all statements of fact made in the certificates described in paragraphs (i), (j) and (l) above are true and correct.

For the purposes of this opinion, we have assumed that the Underwriting Agreement and the Fiscal Agency Agreement are within the capacities and powers of, have been validly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the parties to those agreements, other than the Province, and that those other parties have obtained any regulatory approvals applicable to them. We have also assumed that, insofar as any obligations or other actions are to be performed or taken in jurisdictions outside British Columbia, those obligations or actions will not be unlawful or ineffective by virtue of the laws of those jurisdictions.

This opinion is limited to matters of British Columbia law and federal law of Canada applicable in British Columbia.

Based and relying on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that under the laws of British Columbia and the federal laws of Canada applicable in British Columbia:

1.	The Province has full power and authority to execute and deliver the Underwriting Agreement and to issue and sell the Bonds.

2.	The Underwriting Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province and each is a valid and legally binding agreement of the Province, except as rights to indemnity and contribution thereunder may be limited under applicable law.

3.	The Global Bonds have been duly authorized, executed and issued by the Province and duly authenticated by the Fiscal Agent in accordance with the provisions of the Underwriting Agreement and the Fiscal Agency Agreement and in accordance with the laws of British Columbia, the federal laws of Canada applicable in British Columbia and the Authorizing Order. Upon the Global Bonds having been delivered to DTC in accordance with the Fiscal Agency Agreement and payment for the Bonds having been made to the Province in accordance with the Underwriting Agreement, the Global Bonds will constitute valid, legally binding, direct and unconditional general obligations of the Province in accordance with their terms and will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Province outstanding on the date of issue of the Bonds.

4.	All authorizations, approvals, consents, orders and waivers required under the laws of British Columbia and the federal laws of Canada applicable in British Columbia to permit the execution and delivery of the Underwriting Agreement and the Fiscal Agency Agreement, the issuance of the Bonds and the performance by the Province of its obligations thereunder have been obtained and are in full force and effect.

5.	Proceedings may be brought against the Province in the Supreme Court of British Columbia and no applicable law requires the consent of any public official or authority for proceedings to be brought or judgment to be obtained against the Province arising out of or relating to obligations under the Bonds, nor is any immunity from jurisdiction available to the Province in any proceedings in the Supreme Court of British Columbia brought in accordance with the Crown Proceeding Act (British Columbia) and within applicable limitation periods, whether or not a party to the proceedings or the holder of a Bond is resident within British Columbia or is a citizen of Canada.

6.	The statements in the Time of Sale Information and the Final Prospectus under the caption "Description of Bonds", insofar as such statements constitute a summary of the documents referred to therein, are accurate in all material respects, subject to the qualifications stated therein.

7.	The statements in the Time of Sale Information and the Final Prospectus under the caption "Tax Matters--Canadian Taxation", to the extent that they constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

This opinion is subject to the following qualifications:

(i)	claims under the Underwriting Agreement, the Fiscal Agency Agreement or the Bonds may become barred under the Limitation Act (British Columbia) or may be or become subject to defences of set-off or counterclaim;

(ii)	the enforceability of any particular provision of the Underwriting Agreement, the Fiscal Agency Agreement or the Bonds is subject to general principles of equity, and the requirement that a party act honestly in the performance of its obligations and reasonably and in good faith in the exercise of discretionary rights or powers;

(iii)	the remedies of injunction and specific performance are not available against the Province under the Crown Proceeding Act (British Columbia);

(iv)	determinations, certificates, notifications, opinions, calculations or requests made by the Province, the Underwriters or the Fiscal Agent under the Underwriting Agreement, the Fiscal Agency Agreement or the Bonds, as the case may be, pursuant to any discretion therein conferred may not be enforceable or conclusive if shown to have an unreasonable or arbitrary basis, if not made in good faith, or if there is manifest error;

(v)	an order obtained in proceedings against the Province in the Supreme Court of British Columbia may not, by virtue of the Crown Proceeding Act (British Columbia), be enforced by execution, attachment or process of that nature, but the Crown Proceeding Act (British Columbia) does provide that if such an order for the payment of money is made, the proper officer of the court must, on application, issue a certificate stating the amount payable, and the Minister of Finance must (subject to the court or an appellate court directing that payment be suspended pending an appeal or otherwise) pay out of the Consolidated Revenue Fund of British Columbia to the person entitled, or to that person's order, the amount appearing by the certificate to be due, together with the interest, if any, lawfully due;

(vi)	where obligations are to be performed in a jurisdiction outside British Columbia, they may not be enforceable in British Columbia to the extent that performance would be illegal under the laws of the other jurisdiction;

(vii)	a British Columbia court will not ordinarily enforce a foreign judgment which is not final and conclusive, which is found to have been obtained by fraud or in a manner contrary to natural justice, which relates to a matter previously adjudicated by a British Columbia court or involving the enforcement of foreign penal or revenue laws, which is rendered by a foreign court which the British Columbia court does not recognize as having jurisdiction over the party against whom judgment was rendered, or where the enforcement is otherwise found to be contrary to public policy;

(viii)	an award of costs of litigation brought before a British Columbia court is in the discretion of the court notwithstanding any contrary provisions contained in any agreement;

(ix)	the Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency, but Section 7(e) of the Fiscal Agency Agreement contains an indemnity by the Province applicable to any loss or damage which arises out of the payment in Canadian currency pursuant to the judgment of a court, of an amount which under the Fiscal Agency Agreement or the Bonds is expressed to be payable in a currency other than Canadian currency;

(x)	the Foreign Money Claims Act (British Columbia) provides that if a court considers that a person in whose favour an order for the payment of money is to be made will be most truly and exactly compensated if all or part of the money payable under the order is measured in a currency other than Canadian currency, the court shall order that the money payable under the order will be that amount of Canadian currency that is necessary to purchase the equivalent amount of the other currency at a chartered bank in British Columbia at the close of business on the conversion date. The Act defines conversion date, in effect, as the last day before the day on which a payment under the order is made that the relevant chartered bank quotes a Canadian dollar equivalent to the other currency. The Act and the Foreign Money Claims Regulation made under it also provide, in effect, that, subject to the discretion of the court, interest payable after the date of an order to which the Act applies shall accrue at the applicable foreign prime rate (as described in the Regulation) until payment; and

(xi)	we express no opinion as to the enforceability of, or as to the manner in which a court would interpret and apply, any provision of the Underwriting Agreement, the Fiscal Agency Agreement or the Bonds which refers to, incorporates by reference or requires compliance with, any laws other than the laws of British Columbia and the federal laws of Canada applicable in British Columbia.

This opinion is rendered solely to you in connection with this issue of Bonds. This opinion may not be relied upon by you for any other purpose or relied upon by, or furnished to, any other person without our prior written consent, except that Allen Overy Shearman Sterling US LLP (“AOS”) and the Fiscal Agent (in its capacity as fiscal agent, registrar, transfer agent and principal paying agent for the Bonds) are entitled to rely upon this opinion as if it were addressed to them.

We consent to the inclusion of this opinion in a Form 18-K/A amendment to the Province's Annual Report on Form 18-K for the year ended March 31, 2025, which Annual Report is incorporated by reference into the Registration Statement.

This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise the Representatives, the Underwriters, AOS, or the Fiscal Agent of any changes in the law or fact affecting or bearing upon this opinion occurring after the date hereof which come, or are brought, to our attention.

Yours very truly,

/s/ Homi Singh Bindra

Homi Singh Bindra
Legal Counsel
Legal Services Branch
Ministry of Attorney General
Province of British Columbia

SCHEDULE OF EXPENSES

It is estimated that the expenses of the Province of British Columbia in connection with the sale of the Bonds will be as follows:

Securities and Exchange Commission fee	U.S.$	87,000
Listing fees and expenses		6,500
Printing expenses		10,000
Fiscal Agent fees and expenses		25,000
Legal fees and expenses		75,000

TOTAL	U.S.$	203,500